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                                                                  Exhibit 5


                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                             New York, NY 10022-4677

August 18, 1997

W. R. Berkley Corporation
165 Mason Street
Greenwich, Connecticut  06830

Ladies and Gentlemen:

We have acted as counsel to W. R. Berkley Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about August 18, 1997, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 3,000,000 shares of Common Stock, par value $0.20 per share (the "Common Stock"), issuable upon exercise of stock options granted or to be granted under the First Amended and Restated W. R. Berkley Corporation 1992 Stock Option Plan (the "Plan").

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of rendering this opinion.

Based on the foregoing, we hereby inform you that in our opinion the shares of Common Stock issuable upon exercise of stock options granted or to be granted under the Plan have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration in excess of $0.20 per share, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.



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W. R. Berkley Corporation
August 18, 1997
Page 2


We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Very truly yours,

/s/ Willkie Farr & Gallagher